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Filed pursuant to Rule 424(b)(3)
Registration No. 333-87570

PROSPECTUS SUPPLEMENT NO. 2
(to prospectus dated May 21, 2002)

HILTON HOTELS CORPORATION

5,200,000 SHARES
COMMON STOCK

        The prospectus of Hilton Hotels Corporation dated May 21, 2002 relating to the sale of Hilton's common stock from time to time by the selling stockholders is hereby further supplemented as set forth below. You should read this prospectus supplement No. 2 in conjunction with the prospectus dated May 21, 2002 and the prospectus supplement dated May 29, 2002, both of which are to be delivered with this prospectus supplement No. 2.

        The table of selling stockholders set forth on page 3 of the prospectus, as previously supplemented, is hereby further supplemented and amended by the information in the table below:

	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Offered Hereby
Angelo J.Y. Koo c/o China Securities Company, Ltd. 19th Floor, 3 Sung Shou Road Taipei, Taiwan	5,720	5,720
Colony Investment Partnership VI-HWV, L.P. c/o Colony Capital Inc. 1999 Avenue of the Stars, Suite 1200 Los Angeles, California 90067	78,520	78,520
Continental Properties Acquisition Company 10900 Wilshire Blvd., 12th Floor Los Angeles, California 90024	5,720	5,720

The date of this prospectus supplement is August 14, 2002.

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PROSPECTUS SUPPLEMENT NO. 2 (to prospectus dated May 21, 2002) HILTON HOTELS CORPORATION 5,200,000 SHARES COMMON STOCK